UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

GLOBAL EQUITY INTERNATIONAL, INC.

(Former name of registrant until March 29, 2018)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Item 8.01 OTHER EVENTS

Shareholders Update

On December 4, 2017, the Company executed an agreement with Mammoth Corporation in which it was agreed to that Mammoth would suspend further conversion of debt into equity and receive the remaining debt in six equal and manageable payments.

Today, June 27, 2018, the Company would like to inform its shareholders that the outstanding debt with Mammoth Corporation has now been paid in full hence no further monies are owed or outstanding.

Also, the Company´s remaining convertible debt with Xantis Private Equity Fund, William Marshal Plc. and also Xantis Aion Securitization Fund will become convertible 366 days after each tranche of funding was received, to date, January 13, 2019, January 24, 2019 and June 9, 2019 respectively. The agreed conversion terms of these financing agreements, as per the Forms 8-k filed with the SEC, were the following:

“On each Maturity Date, the outstanding Convertible Notes shall be automatically converted into shares of Borrower’s common stock at a conversion price equal to the greater of US$0.02 or the average closing price of Borrower’s common stock on the Over-the-Counter Bulletin Board for the prior 60 trading days.”

Finally, the Company would like to confirm that there is no default clause contemplated in any of the three funding agreements whereby either William Marshall Plc, Xantis Private Equity Fund and Xantis Aion Securitization Fund could convert their investment into equity at a price lower than $0.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2018

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer